SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K/A


                                 AMENDMENT TO
                                CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported):  March 13, 1998


                           OXFORD AUTOMOTIVE, INC.
            (Exact name of Registrant as specified in its charter)



         Michigan                     333-32975              38-3262809
(State or other jurisdiction      (Commission File         (IRS Employer
     of incorporation)                 Number)           Identification No.)



                           1250 Stephenson Highway
                             Troy, Michigan 48083
                   (Address of principal executive offices)


      Registrant's telephone number, including area code:  (248) 577-1400



                                     N/A
         (Former Name or Former Address, if Changed Since Last Report)

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                                AMENDMENT NO. 1

      The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K dated March 16, 1998, as set forth in the pages attached hereto:

Item 5.   OTHER EVENTS

On March 13, 1998, Oxford Automotive, Inc. ("Registrant") entered into an Asset Purchase Agreement (the "Purchase Agreement"), with Eaton Corporation ("Eaton"). Pursuant to the Purchase Agreement, the Registrant has agreed to acquire the Suspension Division of Eaton (the "Suspension Division") for a purchase price of $53.3 million.

The Suspension Division of Eaton is a leading tier one North American supplier of leaf spring suspension systems for automotive applications. The Suspension Division is a major supplier to the traditional North American light truck vehicle manufacturers, and also two Japanese automotive transplants, one Japanese heavy truck manufacturer, and two European vehicle programs. The Suspension Division designs, manufactures and markets leaf springs for original equipment vehicle markets with product applications in light truck rear suspensions. The Suspension Division is focused on the light truck market, where full-size pick-ups and vans, mini pick-ups and vans, and sport utility vehicles are the major users of leaf springs, primarily for rear suspension applications.

Products of the Suspension Division include multiple leaf, parabolic (long taper) multiple leaf, and single leaf long taper suspension systems. The Suspension Division also owns a 49% interest in Metalurgica Carabobo, S.A., a Venezuelan manufacturer of conventional leaf springs and coil springs for both light and heavy trucks.

The following table sets forth select unaudited combined financial data, prepared in accordance with Eaton's internal accounting principles, for the Suspension Division for the years ended December 31, 1997, 1996 and 1995, in each case as derived from the information provided to the Registrant by Eaton.


(Dollars in thousands)


                              December 31,   December 31,    December 31,
                                 1997           1996            1995

Income Statement Data
Net Sales                      $125,776        $129,842        $133,957
Gross Profit                     11,405          10,609          17,213
Selling, Gen. & Admin.            6,527           6,892           6,866
Operating Income                  4,878           3,717          10,347
Other Income (Expense) (1)       (1,697)         (1,869)         (1,982)
Pre-Tax Income                    3,181           1,848           8,365
Balance Sheet Data
Cash                           $   --          $   --          $   --
Accounts Receivable              13,115          13,856          14,618
Inventories                       9,988           9,040          10,725
Total Assets                     53,909          53,659          56,320
Total Liabilities                10,701           9,014           6,975
Division Capital                 43,208          44,642          49,357
Other Data
Depr. and Amort.                  3,989        $  4,001        $  3,800
EBITDA                            8,185           6,766          13,121



(1)Includes certain charges allocated to the Suspension Division by Eaton. Such charges include corporate accounting support, cash management, audit and legal services, project support, employee benefits administration and an interest charge allocation.

The proposed transaction is subject to completion of certain conditions. It is presently anticipated that the purchase would be completed during April 1998.

The Registrant released a press release on March 16, 1998 to disclose information relating to the proposed transaction per the attached exhibit.


Item 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


     (a)   Financial Statements of Businesses Acquired.

          Not Applicable

     (b)   Pro Forma Financial Information.

          Not Applicable


     (c) Exhibits. A list of Exhibits included as part of this report is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.


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                                 SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          OXFORD AUTOMOTIVE, INC.


                                          /S/ DONALD C. CAMPION

                                          Donald C. Campion
                                          Senior Vice President and
                                          Chief Financial Officer
Dated:   March 19, 1998




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                               EXHIBIT INDEX

      Ex. No.             Description

     99.1           Press Release issued March 16, 1998